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                                                                    Exhibit 99.5


NEWS RELEASE
                                                       [SMITH LOGO APPEARS HERE]


Charles E. Smith Residential Realty, Inc.


FOR IMMEDIATE RELEASE                                      Contact: Denny Minami
---------------------                                             (703) 769-1020
March 13, 1997

                                                                    Bruce Snyder
                                                                  (703) 769-1029



             Charles E. Smith Residential Over-Allotment Exercised



     ARLINGTON, VA -- Charles E. Smith Residential Realty, Inc. (NYSE:SRW) announced today that its underwriter exercised the over-allotment option of 405,000 common shares at $28.375 per share. The funds will be used primarily to repay debt thereby reducing our debt to market capitalization ratio to approximately 42%.



     Charles E. Smith Residential Realty, Inc. is a self-managed Real Estate Investment Trust that is the largest publicly traded multifamily real estate company with operations focused on the greater Washington, D.C. area. The company and its subsidiaries and affiliates own, acquire, develop and manage multifamily residential properties, and provide related real estate services to other property owners. Investor information including press releases about Charles E. Smith Residential Realty is available on the company's Web site at:http://www.smithreit.com... and also through PR Newswire Company's "News On Call" by fax, 800-758-5804, ext. 101271, or at: http://www.prnewswire.com.



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